Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD

fiscal quarter ENDED March 31, 2017

Reports quarterly revenues of $181.8 million, net revenues of $45.7 million and adjusted EBITDA of $6.5 million

BELLEVUE, WA May 10, 2017 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and nine months ended March 31, 2017.

Third Fiscal Quarter Financial Highlights (Quarter Ended March 31, 2017)

•	Revenues were $181.8 million, up $3.5 million or 2.0% compared to revenues of $178.3 million for the comparable prior year period.
•	Net revenues were $45.7 million, up $3.9 million or 9.3% compared to net revenues of $41.8 million for the comparable prior year period.
•

Net income attributable to common stockholders was $0.4 million, or $0.01 per basic and fully diluted share for the third fiscal quarter ended March 31, 2017, compared to a net loss of $2.2 million, or $0.05 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $3.4 million, or $0.07 per basic and fully diluted share for the third fiscal quarter ended March 31, 2017, compared to adjusted net income of $1.8 million, or $0.04 per basic and fully diluted share for the comparable prior year period. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased 39.5% to $6.5 million for the third fiscal quarter ended March 31, 2017, compared to adjusted EBITDA of $4.7 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $6.9 million for the third fiscal quarter ended March 31, 2017 compared to $5.2 million for the comparable prior year period.

Acquisition Update

On April 1, 2017, the Company announced it acquired, through its wholly owned subsidiary, Wheels International Inc., Lomas Logistics, a division of L.V. Lomas Limited. Lomas Logistics operates as a third party logistics provider serving companies across a diverse range of industries including consumer goods, healthcare, food and technology and operates from locations in Ontario and British Columbia, Canada.

Based on unaudited and pro forma historic financial statements provided by L.V. Lomas, Lomas Logistics, generated approximately CAD$1.3 million in net income before tax and CAD$2.3 million in normalized EBITDA on approximately CAD$17.3 million in revenues for calendar year 2016.

CEO Comments

“We are very pleased to report another solid quarter with continued margin expansion and earnings growth in our seasonally slowest quarter ended March 31, 2017,” said Bohn Crain, Founder and CEO. “We posted adjusted EBITDA of $6.5 million for the quarter March 31, 2017, up $1.8 million or 39.5% over the comparable prior year period. In the aggregate, net transportation margins improved 190 basis points to 24.5% up from 22.6%. While our U.S. brokerage business was negatively impacted by the continued margin pressures associated with excess truck capacity in the current market environment, this was more than off-set by the margin improvement we enjoyed in our much larger forwarding operations. We also saw meaningful improvement in Canada where net transportation margins improved 430 basis points to 17.8% up from 13.5%.  Our Adjusted EBITDA margins also continued to show improvement up 310 basis points to 14.2% up from 11.1%. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further Adjusted EBITDA margin expansion as we continue to scale the business as we leverage the benefits of our on-going technology investments.

Crain Continued: “For the nine months ended March 31, 2017 we also generated $15.5 million in cash from operations, have very low leverage on our balance sheet and had approximately $46.6 million in availability under our existing credit facility at the end of the quarter. We continue our disciplined approach of putting this low-cost capital to work and continue to look for acquisition candidates that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. In this regard, we recently completed our acquisition of Canada-based Lomas Logistics. In addition, we have a number of additional acquisition candidates under consideration and we look forward to providing further updates as these opportunities progress.”

Third Fiscal Quarter Ended March 31, 2017 – Financial Results

For the three months ended March 31, 2017, Radiant reported net income attributable to common stockholders of $0.4 million on $181.8 million of revenues, or $0.01 per basic and fully diluted share. For the three months ended March 31, 2016, Radiant reported a net loss attributable to common stockholders of $2.2 million on $178.3 million of revenues, or $0.05 per basic and fully diluted share.

For the three months ended March 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $3.4 million, or $0.07 per basic and fully diluted share. For the three months ended March 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $1.8 million, or $0.04 per basic and fully diluted share. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

For the three months ended March 31, 2017, Radiant reported Adjusted EBITDA of $6.5 million, compared to $4.7 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $6.9 million and $5.2 million for the three months ended March 31, 2017 and 2016, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three and nine months ending March 31, 2017 and 2016 appears at the end of this release.

Nine Months Ended March 31, 2017 – Financial Results

For the nine months ended March 31, 2017, Radiant reported net income attributable to common stockholders of $3.8 million on $575.8 million of revenues, or $0.08 per basic and fully diluted share. For the nine months ended March 31, 2016, Radiant reported net loss attributable to common stockholders of $4.9 million on $600.1 million of revenues, or $0.10 per basic and fully diluted share.

For the nine months ended March 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $12.4 million or $0.25 per basic and fully diluted share. For the nine months ended March 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $9.0 million or $0.19 per basic and fully diluted share. Periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

For the nine months ended March 31, 2017, Radiant reported Adjusted EBITDA of $22.7 million, compared to $19.0 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $23.9 million and $20.9 million for the nine months ended March 31, 2017 and 2016, respectively.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Wednesday, May 10, 2017 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Wednesday, May 10, 2017 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	May 11, 2017 at 9:30 AM Eastern to May 24, 2017 at 11:59 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 10369)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	March 31,	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$12,933	$4,768
Accounts receivable, net of allowance of $1,954 and $1,806, respectively	97,479	101,035
Employee and other receivables	369	635
Income tax deposit	1,585	1,525
Prepaid expenses and other current assets	6,048	5,410
Total current assets	118,414	113,373

Technology and equipment, net	13,133	12,453

Acquired intangibles, net	65,758	71,941
Goodwill	62,888	62,888
Deposits and other assets	2,891	2,814
Total long-term assets	131,537	137,643
Total assets	$263,084	$263,469

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$71,911	$75,071
Commissions payable	9,065	8,280
Other accrued costs	4,628	5,331
Due to former shareholders of acquired operations	—	50
Current portion of notes payable	2,463	2,416
Current portion of contingent consideration	4,735	3,387
Current portion of transition and lease termination liability	1,301	1,838
Other current liabilities	94	138
Total current liabilities	94,197	96,511

Notes payable, net of current portion	30,206	28,903
Contingent consideration, net of current portion	665	4,098
Transition and lease termination liability, net of current portion	318	658
Deferred rent liability	854	851
Deferred tax liability	11,954	12,525
Other long-term liabilities	882	742
Total long-term liabilities	44,879	47,777
Total liabilities	139,076	144,288

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,932,533 and 48,857,506 shares issued, and 48,840,735 and 48,857,506 shares outstanding, respectively	30	30
Additional paid-in capital	115,195	114,392
Treasury stock, at cost, 91,798 and 0 shares, respectively	(253)	—
Deferred compensation	—	(1)
Retained earnings	8,427	4,581
Accumulated other comprehensive income	528	98
Total Radiant Logistics, Inc. stockholders’ equity	123,928	119,101
Non-controlling interest	80	80
Total stockholders’ equity	124,008	119,181
Total liabilities and stockholders’ equity	$263,084	$263,469

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenues	$181,771	$178,299	$575,785	$600,116
Cost of transportation	136,062	136,498	430,943	460,005
Net revenues	45,709	41,801	144,842	140,111

Operating partner commissions	21,421	18,955	67,729	62,944
Personnel costs	12,505	13,185	38,238	40,907
Selling, general and administrative expenses	5,575	5,865	16,924	18,957
Depreciation and amortization	3,005	3,037	9,039	9,261
Transition and lease termination costs	446	789	1,307	5,109
Impairment of acquired intangible assets	—	—	—	3,680
Change in contingent consideration	737	442	1,793	628
Total operating expenses	43,689	42,273	135,030	141,486

Income (loss) from operations	2,020	(472)	9,812	(1,375)

Other income (expense):
Interest income	6	30	17	44
Interest expense	(614)	(1,370)	(1,873)	(4,104)
Foreign exchange gain (loss)	(35)	(80)	354	389
Other	85	(15)	393	102
Total other expense:	(558)	(1,435)	(1,109)	(3,569)

Income (loss) before income tax expense	1,462	(1,907)	8,703	(4,944)

Income tax benefit (expense)	(540)	208	(3,281)	1,601

Net income (loss)	922	(1,699)	5,422	(3,343)
Less: Net income attributable to non-controlling interest	(15)	(20)	(42)	(53)

Net income (loss) attributable to Radiant Logistics, Inc.	907	(1,719)	5,380	(3,396)
Less: Preferred stock dividends	(511)	(511)	(1,534)	(1,534)

Net income (loss) attributable to common stockholders	$396	$(2,230)	$3,846	$(4,930)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(109)	(759)	430	663
Comprehensive income (loss)	$287	$(2,989)	$4,276	$(4,267)

Net income (loss) per common share - basic and diluted	$0.01	$(0.05)	$0.08	$(0.10)

Weighted average shares outstanding:
Basic shares	48,817,330	48,745,727	48,822,882	48,282,964
Diluted shares	50,169,571	48,745,727	49,834,591	48,282,964

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA,
Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income (loss) to adjusted net income:	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$396	$(2,230)	$3,846	$(4,930)
Adjustments to net income:
Income tax expense (benefit)	540	(208)	3,281	(1,601)
Depreciation and amortization	3,005	3,037	9,039	9,261
Change in contingent consideration	737	442	1,793	628
Lease termination costs	—	235	25	2,343
Acquisition related costs	308	694	525	2,106
Legal costs	25	277	138	959
Non-recurring costs	—	145	14	250
Amortization of loan fees	79	101	239	302
Transition costs associated with acquisitions	446	554	1,282	1,931
Loss on impairment of acquired intangible assets	—	—	—	3,680

Adjusted net income before income taxes	5,536	3,047	20,182	14,929

Provision for income taxes at 36% before preferred dividend requirement	(2,177)	(1,281)	(7,818)	(5,927)

Adjusted net income	$3,359	$1,766	$12,364	$9,002

Adjusted net income per common share - basic and diluted	$0.07	$0.04	$0.25	$0.19

Weighted average shares outstanding:
Basic shares	48,817,330	48,745,727	48,822,882	48,282,964
Diluted shares	50,169,571	48,745,727	49,834,591	48,282,964

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$396	$(2,230)	$3,846	$(4,930)
Preferred stock dividends	511	511	1,534	1,534

Net income (loss) attributable to Radiant Logistics, Inc.	907	(1,719)	5,380	(3,396)
Income tax expense (benefit)	540	(208)	3,281	(1,601)
Depreciation and amortization	3,005	3,037	9,039	9,261
Net interest expense	608	1,340	1,856	4,060

EBITDA	5,060	2,450	19,556	8,324

Share-based compensation	323	327	983	1,085
Change in contingent consideration	737	442	1,793	628
Acquisition related costs	308	694	525	2,106
Legal costs	25	277	138	959
Non-recurring costs	—	145	14	250
Lease termination costs	—	235	25	2,343
Loss on impairment of acquired intangible assets	—	—	—	3,680
Foreign exchange loss (gain)	35	80	(354)	(389)

Adjusted EBITDA	6,488	4,650	22,680	18,986
Transition costs	446	554	1,263	1,931
Normalized adjusted EBITDA	$6,934	$5,204	$23,943	$20,917
Adjusted EBITDA as a % of Net Revenues	14.2%	11.1%	15.7%	13.6%
Normalized Adjusted EBITDA as a % of Net Revenues	15.2%	12.4%	16.5%	14.9%